UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2008

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2901 Via Fortuna, Austin, Texas		78746
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 19, 2008, a Stipulation of Settlement (the "Stipulation") involving Cirrus Logic, Inc. (the "Company") was filed with the United States District Court – Western District of Texas. The Stipulation provides for the proposed settlement of all pending shareholder derivative lawsuits relating to the Company’s historical stock option granting practices. The terms of the settlement include: (1) the adoption of a variety of corporate governance measures, including measures that relate to and address many of the underlying issues in the derivative lawsuits; (2) a release of claims against all defendants and the dismissal of the derivative lawsuits with prejudice; and (3) the payment by the Company’s Directors’ and Officers’ insurer of $2.85 million to the plaintiffs’ lawyers in payment in full of plaintiffs’ claims for attorney’s fees and expenses. As part of the Stipulation, the defendants denied any wrongdoing or liability against them as it relates to the claims and contentions alleged by the plaintiffs in the lawsuits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc.

December 22, 2008	By:	Thurman K. Case

Name: Thurman K. Case
Title: Chief Financial Officer